                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


         Subsidiary Name                    Interest Held        State of
                                            By Registrant        Incorporation

Diamond Entertainment Corporation              100%              California
Jewel Products International, Inc.             100%              California
Grand Duplication Corporation                  100%              California